                                                                    EXHIBIT 99.2

                         NOTICE OF GUARANTEED DELIVERY
                     FOR TENDER OF ANY AND ALL OUTSTANDING
                          7 7/8% SENIOR NOTES DUE 2011
                                       OF

                       MOORE NORTH AMERICA FINANCE, INC.

     This form or one substantially equivalent hereto must be used to accept the exchange offer (the "Exchange Offer") of Moore North America Finance, Inc., a Delaware corporation (the "Company"), made pursuant to the prospectus, dated
          , 2003 (the "Prospectus"), if certificates for the outstanding 7 7/8% Senior Notes due 2011 of the Company (the "Private Notes") are not immediately available or if the procedure for book-entry transfer cannot be completed on a timely basis or time will not permit all required documents to reach Bank One, National Association (the "Exchange Agent") on or prior to 5:00 p.m., New York City time, on the Expiration Date of the Exchange Offer. This Notice of Guaranteed Delivery may be delivered or transmitted by telegram, telex, facsimile transmission, mail or hand delivery to the Exchange Agent as set forth below. See "The Exchange Offer -- Procedures for Tendering" in the Prospectus. Capitalized terms used herein but not defined herein have the respective meanings given to them in the Prospectus.

THE EXCHANGE OFFER WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME, ON
            , 2003 UNLESS THE OFFER IS EXTENDED (THE "EXPIRATION DATE"). TENDERS OF PRIVATE NOTES MAY BE WITHDRAWN AT ANY TIME PRIOR TO THE EXPIRATION DATE.

                              The Exchange Agent:

                         BANK ONE, NATIONAL ASSOCIATION

  By Registered or Certified              By Facsimile:            By Hand or Overnight Courier:
              Mail:
                                   (For Eligible Institutions          1111 Polaris Parkway
     1111 Polaris Parkway                     Only)                      Suite NI-OH1-0184
       Suite NI-OH1-0184                                               Columbus, Ohio 43240
     Columbus, Ohio 43240                 614-248-9987
                                                                       Attention: Exchanges
     Attention: Exchanges        To Confirm by Telephone or for
                                        Information, Call
                                          800-346-5153

     DELIVERY OF THIS NOTICE OF GUARANTEED DELIVERY TO AN ADDRESS, OR TRANSMISSION OF THIS NOTICE OF GUARANTEED DELIVERY VIA TELEGRAM, TELEX OR FACSIMILE, OTHER THAN AS SET FORTH ABOVE WILL NOT CONSTITUTE A VALID DELIVERY.

     THIS NOTICE OF GUARANTEED DELIVERY IS NOT TO BE USED TO GUARANTEE SIGNATURES. IF A SIGNATURE ON THE LETTER OF TRANSMITTAL IS REQUIRED TO BE GUARANTEED BY AN "ELIGIBLE INSTITUTION" UNDER THE INSTRUCTIONS THERETO, SUCH SIGNATURE GUARANTEE MUST APPEAR IN THE APPLICABLE SPACE PROVIDED IN THE SIGNATURE BOX ON THE LETTER OF TRANSMITTAL.

LADIES AND GENTLEMEN:

     The undersigned hereby tender(s) to the Company, upon the terms and subject to the conditions set forth in the Prospectus and the related Letter of Transmittal, receipt of which is hereby acknowledged, the aggregate principal amount of Private Notes set forth below pursuant to the guaranteed delivery procedures set forth in the Prospectus.

     The undersigned understands that tenders of Private Notes will be accepted only in principal amounts equal to $1,000 or integral multiples thereof. The undersigned understands that tenders of Private Notes pursuant to the Exchange
Offer may not be withdrawn after 5:00 P.M., New York City time, on the Expiration Date. Tenders of Private Notes may also be withdrawn if the Exchange
Offer is terminated without any such Private Notes being purchased thereunder or as otherwise provided in the Prospectus.

     All authority herein conferred or agreed to be conferred by this Notice of Guaranteed Delivery shall survive the death or incapacity of the undersigned and every obligation of the undersigned under this Notice of Guaranteed Delivery shall be binding upon the heirs, personal representatives, executors, administrators, successors, assigns, trustees in bankruptcy and other legal representatives of the undersigned.

                            PLEASE SIGN AND COMPLETE

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

Signature(s) of Owner(s) or Authorized
Signatory: ----------                                        Name(s) of Holder(s): ----------
-----------------------------------------------------------  -----------------------------------------------------------
-----------------------------------------------------------  -----------------------------------------------------------
                                                             -----------------------------------------------------------

Principal Amount of Private Notes Tendered:* ----------      Address: ----------
-----------------------------------------------------------  -----------------------------------------------------------

                                                             Area Code and Telephone No.: ----------
                                                             If Private Notes will be delivered by book-entry transfer
Certificate No(s). of Private Notes (if                      at The Depository Trust Company, insert Depository Account
available): ----------                                       No.:
-----------------------------------------------------------  -----------------------------------------------------------
-----------------------------------------------------------
Date: ----------
*Must be in denominations of principal amount of $1,000 and any integral multiple thereof.

This Notice of Guaranteed Delivery must be signed by the Holder(s) of Private
Notes exactly as its (their) name(s) appear on the certificates for Private
Notes or on a security position listing as the owner of Private Notes, or by person(s) authorized to become Holder(s) by endorsements and documents transmitted with this Notice of Guaranteed Delivery. If signature is by a trustee, executor, administrator, guardian, attorney-in-fact, officer or other person acting in a fiduciary or representative capacity, such person must provide the following information.

                      Please print name(s) and address(es)

Name(s):      ------------------------------
                                                  ------------------------------
Capacity:      ------------------------------
Address(es):   ------------------------------
                                                  ------------------------------
                                                  ------------------------------

NOTE:  DO NOT SEND PRIVATE NOTES WITH THIS FORM. NOTES SHOULD BE SENT TO THE
EXCHANGE AGENT TOGETHER WITH A PROPERLY COMPLETED AND DULY EXECUTED LETTER OF
TRANSMITTAL.

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

                                   GUARANTEE
                    (NOT TO BE USED FOR SIGNATURE GUARANTEE)

     The undersigned, a firm or other entity identified in Rule 17Ad-15 under the Securities Exchange Act of 1934, as amended, as an "eligible guarantor institution," including (as such terms are defined therein): (1) a bank; (2) a broker, dealer, municipal securities broker, municipal securities dealer, government securities broker, government securities dealer; (3) a credit union;
(4) a national securities exchange, registered securities association or clearing agency; or (5) a savings association (each of the foregoing being referred to as an "Eligible Institution"), hereby (a) represents that each holder of Private Notes on whose behalf this tender is being made "own(s)" the Private Notes covered hereby within the meaning of Rule 14e-4 under the Securities Exchange Act of 1934, as amended ("Rule 14e-4"), (b) represents that such tender of Private Notes complies with Rule 14e-4, and (c) guarantees that, within five New York Stock Exchange trading days after the Expiration Date, a properly completed and duly executed Letter of Transmittal (or a facsimile thereof), together with certificates representing the Private Notes covered hereby in proper form for transfer (or confirmation of the book-entry transfer of such Private Notes into the Exchange Agent's account at The Depository Trust
Company, pursuant to the procedure for book-entry transfer set forth in the Prospectus) and required documents will be deposited by the undersigned with the Exchange Agent.

     THE UNDERSIGNED ACKNOWLEDGES THAT IT MUST DELIVER THE LETTER OF TRANSMITTAL
AND PRIVATE NOTES TENDERED HEREBY TO THE EXCHANGE AGENT WITHIN THE TIME PERIOD
SET FORTH ABOVE AND THAT FAILURE TO DO SO COULD RESULT IN FINANCIAL LOSS TO THE
UNDERSIGNED.

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
Name of Firm: ----------                               ----------
                                                       Authorized Signature

-----------------------------------------------------
Address: ----------                                    Name: ----------
                                                       Title: ----------
Area Code and Telephone No.: ----------                Date: ----------

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NOTE:  DO NOT SEND CERTIFICATES FOR PRIVATE NOTES WITH THIS FORM. CERTIFICATES
FOR PRIVATE NOTES SHOULD ONLY BE SENT WITH YOUR LETTER OF TRANSMITTAL.

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